Exhibit 99.2

Contacts:

Myesha Edwards, InterMune, Inc., 415-466-2242, ir@intermune.com
Ian McConnell, WeissCom Partners, Inc. 415-362-5018, ian@weisscom.net

INTERMUNE ANNOUNCES POSITIVE TOP-LINE PHASE III CLINICAL
TRIAL RESULTS OF ORITAVANCIN ANTIBIOTIC FOR BACTERIAL
SKIN INFECTIONS

— Study shows 50% reduction in treatment times and superior safety profile —

BRISBANE, Calif., June 11, 2003 — InterMune, Inc. (Nasdaq: ITMN) announced today positive top-line results of a confirmatory pivotal Phase III clinical trial of the Company’s intravenous investigational antibiotic, oritavancin, for the treatment of complicated skin/skin-structure infections (cSSSI) caused by gram-positive bacteria.  This 1,267-patient trial achieved its primary efficacy endpoint and demonstrated that oritavancin was as effective as the comparator regimen of vancomycin followed by cephalexin, even when administered for approximately half the number of days.  In addition, oritavancin was significantly better tolerated than the comparator regimen.  The Company will submit these data for presentation at the next appropriate medical meeting.

In a separate release, the Company also provided updated 2003 financial guidance.  The Company will hold a conference call to discuss the oritavancin clinical trial results and its revised 2003 financial guidance tomorrow morning at 8:30 a.m. EDT (details provided below).

“This is the second large clinical trial to demonstrate the excellent efficacy and safety profile of oritavancin,” said James E. Pennington, M.D., Executive Vice President of Medical and Scientific Affairs at InterMune.  “The evidence suggests a combination of superior tolerability and a reduction in the duration of treatment with this agent, which could represent a significant improvement over traditional therapy for patients with cSSSI.”

Oritavancin is a second-generation glycopeptide antibiotic that has bactericidal activity against a broad spectrum of gram-positive bacteria, including those resistant to vancomycin.

Study Details

The double-blind, active comparator, non-inferiority Phase III study was designed to assess the clinical and bacteriological efficacy of intravenous therapy with oritavancin alone versus the traditional approach of intravenous therapy with vancomycin followed by oral therapy with cephalexin.  The study enrolled 1,267 patients with cSSSI caused by gram-positive pathogens at 103 sites in 22 countries.  Patients were randomized to receive oritavancin once daily for 3-7 days followed by oral placebo, or vancomycin for 3-7 days followed by oral cephalexin, for a total course of 10-14 days in both treatment arms.  The primary efficacy endpoint of clinical cure of infection, as well as the secondary measure of bacteriological eradication, was met, demonstrating oritavancin was as effective as the comparator agents despite being administered for an average of only 5.3 days compared to 10.9 days for the vancomycin/cephalexin group.

Furthermore, oritavancin showed a significantly improved safety profile with a 19.2% relative reduction in the overall incidence of adverse events versus vancomycin/cephalexin (p<0.001).

“This is a positive and robust study that represents an important first step in positioning oritavancin to become a new standard of care and a significant advance for the more than two million patients with gram-positive infections treated with vancomycin each year ,” said Scott Harkonen, President and CEO of InterMune.  “We are on track to file a New Drug Application in the first half of 2004 and to enter this rapidly growing market in 2005.”

Based on the results of this trial and the projected development timelines for oritavancin, the Company anticipates payment to Eli Lilly of a $10 million milestone in the second half of 2003.  This payment was included in the Company’s full-year guidance of Acquired Research & Development and Milestone Payments.

About cSSSI

Deep soft tissue abscesses, wound infections and cellulitis are serious skin infections caused by a wide variety of bacterial pathogens.  These infections require rapid and intensive antimicrobial intervention to minimize tissue damage and prevent further spread of infection.  Each year, there are approximately 400,000 patients with cSSSI who require hospitalization in the United States.

As drug resistance in hospitals and the community increases, the frequency of cSSSI that require hospitalization is likely to increase.

About Oritavancin

Oritavancin is a second-generation glycopeptide antibiotic that has demonstrated rapid bactericidal activity against a broad spectrum of gram-positive bacteria, including those resistant to vancomycin.  Oritavancin has demonstrated safety and efficacy in the treatment of gram-positive infections in two Phase III clinical trials.  Recently, InterMune reported results at the European Congress of Clinical Microbiology and Infectious Disease (ECCMID) of in vitro studies that further demonstrate oritavancin’s potent activity against isolates of susceptible and resistant strains of staphylococcus, streptococcus and enterococcus.

Oritavancin has not yet been approved by the FDA.  In general, oritavancin has been well-tolerated in clinical trials.  The most commonly observed side effects in this clinical trial were headache, nausea, vomiting, constipation, and dizziness, which occurred at similar rates in the two treatment arms.

Conference Call Details

The Company’s management will host a conference call on June 12, 2003 at 8:30 a.m. (EDT) to discuss its positive phase III clinical trial results for oritavancin and its revised 2003 financial guidance.  Interested investors and others may participate in the conference call by dialing 1-888-799-0528 (domestic) or 706-634-0154 (international).  A telephone replay of the conference call will be available through Monday, June 16, 2003.  To access the replay, please dial 1-800-642-1687 (domestic) or 706-645-9291 (international) and reference conference ID# 1215756.

About InterMune

InterMune is a commercially driven biopharmaceutical company focused on the marketing, development and applied research of life-saving therapies for pulmonary, infectious and hepatic diseases. For additional information about InterMune, please visit www.intermune.com.

Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statements indicating that: (i) the clinical trial evidence suggests a combination of superior tolerability and a reduction in the duration of treatment with this agent, which could represent a significant improvement over traditional therapy for patients with complicated skin/skin-structure infections (cSSSI); (ii) the study represents an important first step in positioning oritavancin to become a new standard of care and a significant advance for the more than two million patients with gram-positive infections treated with vancomycin each year; (iii) InterMune is on track to file a New Drug Application in the first half of 2004 and to enter this rapidly growing market in 2005; and (iv) based on the results of this trial and the projected development timelines for oritavancin, the Company anticipates payment to Eli Lilly of a $10 million milestone in the second half of 2003.  All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed id detail under the heading “Risk Factors” and other risks and factors discussed in InterMune’s 10-Q report filed with the SEC on May 14, 2003 and InterMune’s other periodic reports (i.e., 10-K and 8-K) filed with the SEC, which are incorporated herein by reference.  The risks and other factors that follow, concerning the forward-looking statements in this press release, should be considered only in connection with the fully discussed risks and other factors discussed in detail in the 10-Q report and InterMune’s other periodic reports filed with the SEC.  InterMune’s forward-looking statements stated above are subject to the risks and uncertainties that include without limitation those associated with clinical product development, including having no unexpected safety issues; obtaining successful full data from the clinical trial of oritavancin for cSSSI; obtaining a marketing approval from the FDA for oritavancin for the treatment of cSSSI; significant competition in the market; budget constraints; using third parties for clinical, regulatory and manufacturing assistance; and significant manufacturing and supply barriers to entry.

# # #